UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2024
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement
Sixth Amendment to Senior Secured Credit Agreement

On June 28, 2024, Ameresco, Inc. (“Ameresco” or the “Company”) entered into a sixth amendment (the “Sixth Amendment”), to the Fifth Amended and Restated Credit Agreement, dated as of March 4, 2022 as heretofore amended with the lenders party thereto, BOFA Securities, Inc., Fifth Third Securities, Inc. and KeyBanc Capital Markets, Inc., as joint lead arrangers and joint bookrunners, Webster Bank N.A. as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent (“Senior Secured Credit Agreement”). The Sixth Amendment (i) modifies certain of the covenants and other terms of the Senior Secured Credit Agreement to permit the Company to enter into the Second Lien Credit Agreement (as defined below) and to incur indebtedness thereunder and (ii) makes certain other conforming changes in connection with the Company's entry into the Second Lien Credit Agreement.

The foregoing description of the Sixth Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of (i) the Sixth Amendment, a copy of which is attached as Exhibit 10.1 hereto, and (ii) the Senior Secured Credit Agreement and the prior amendments thereto, copies of which are attached as (x) Exhibit 10.1 to the Current Report on Form 8-K dated March 4, 2022, (y) Exhibits 10.1 and 10.3 to the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and March 31, 2023, respectively, (y) Exhibits 10.1 to the Current Reports on Form 8-K dated August 24, 2022, December 12, 2023, and April 10, 2024.

Second Lien Credit Agreement

On June 28, 2024, the Company entered into a Second Lien Credit Agreement (the "Second Lien Credit Agreement") with the lenders party thereto, Nuveen EIC Administration LLC, as Administrative Agent (“Nuveen”) and Oppenheimer & Co., Inc. as Lead Arranger. The material terms of the Second Lien Credit Agreement are summarized below.

The Second Lien Credit Agreement provides for a $100 million term loan, which was funded in full on the closing date. Net proceeds to the Company on the closing date were approximately $97.1 million. Ameresco used the proceeds from the Second Lien Credit Agreement to repay the outstanding principal of the Delayed Draw Term A Loan and to reduce its Revolving Loan, both provided under the Senior Secured Credit Agreement.

Ameresco is the sole borrower under the Second Lien Credit Agreement. The obligations under the Second Lien Credit Agreement are guaranteed on second priority basis by certain of the Company's direct and indirect wholly owned domestic subsidiaries and are secured on a second priority basis by a pledge of all of the Company's and such subsidiary guarantors' assets (other than the equity interests of certain subsidiaries and assets held in subsidiaries that are non-core companies (as defined in the Second Lien Credit Agreement). The security interests are evidenced by a security and pledge agreement with Nuveen, in its capacity as collateral agent, and other related agreements. In connection wit the closing, the Company also entered into an Intercreditor Agreement with Bank of America N.A, as First Lien Agent, and Nuveen, as Second Lien Agent (the "Intercreditor Agreement"). The Intercreditor Agreement provides that the obligations under the Second Lien Credit Agreement are subordinated to the obligations under the Senior Secured Credit Agreement and includes certain other customary terms and restrictions.

The interest rate for borrowings under the Second Lien Credit Agreement is based on, at the Company's option, a Base Rate option (“Base Rate Loan”) or a Secured Overnight Financing Rate (“SOFR”) option (“Term SOFR Loan”). In the case of a Base Rate Loan, the interest rate is (i) the highest of (a) the federal funds effective rate plus 0.5%, (b) the “Prime Rate” in the United States as quoted from time to time by The Wall Street Journal, or (c) the Term SOFR plus 1.0%, plus (ii) 5.875%. In the case of a Term SOFR Loan, the interest rate is the Term SOFR Reference Rate on the day that is two business days prior to the first day of such applicable interest period (but not less than 3.00%), plus 5.875%. Immediately following closing, the interest rate for the borrowings under the term loan was 11.21%, the three month Term SOFR plus the margin.

Any amounts outstanding on the term loan are due in full on June 28, 2029. Subject to the priority of prepayments of the Senior Secured Credit Agreement and the Intercreditor Agreement, Ameresco must make certain customary mandatory prepayments on the term loan and may make voluntary pre-payments subject to a premium of: (i) 2.0% of any amount prepaid before the second anniversary of the closing date (and in case of any prepayment in the first year, payment of interest as if the term loan had been outstanding for the full first year) and (ii) 1.0% of any amount prepaid prior to the third anniversary of the closing date.

The Second Lien Credit Agreement contains customary affirmative and negative covenants substantially similar to those contained in the Senior Secured Credit Agreement. The covenants are subject to negotiated exceptions. As under the Senior Secured Credit Agreement), under the Second Lien Credit Agreement, Ameresco and its subsidiaries may not invest cash or property in, or loan to, Ameresco’s subsidiaries that are non-core companies amounts exceeding 49% of Ameresco’s consolidated stockholders’ equity in the aggregate, as calculated in accordance with the agreement. In addition, under the Second Lien Credit Agreement, Ameresco must maintain the following financial covenants:

•a ratio of total funded debt to EBITDA of less than 4.0 to 1.0 thereafter; and
•a debt service coverage ratio (as defined in the agreement) of at least 1.3 to 1.0.
The Second Lien Credit Agreement also contains customary representations and warranties and events of default substantially similar to those contained in the Senior Secured Credit Agreement, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults, and an event of default upon a change of control of Ameresco. If an event of default occurs and is not cured within any applicable grace period or is not waived, the agent would be entitled to take various actions, including accelerating amounts due under the term loan. If the indebtedness under the Second Lien Credit Agreement were accelerated, Ameresco and the subsidiaries guaranteeing the indebtedness might not have sufficient funds to pay such indebtedness. In that event the Second Lien Lenders would be entitled to enforce their security interests, subject to the Intercreditor Agreement.

The foregoing description of the Second Lien Credit Agreement is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD

On July 1, 2024, the Company issued a press release announcing the transactions described herein. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Forward looking statement
Any statements in this report about future expectations, plans and prospects for Ameresco, Inc., including statements about our ability to comply with debt covenants and our ability to repay our obligations as they come due and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and related liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements including the requirement to raise additional subordinated debt; the impact of macroeconomic challenges, weather related events and climate change on our business; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K. The forward-looking statements included in this report represent our views as of the date of this report. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K

EXHIBIT INDEX
Exhibit No.	Description
10.1
Amendment No. 6 to Fifth Amended and Restated Credit Agreement dated as of June 28, 2024 among Ameresco, Inc., certain of its subsidiaries, the lenders (as defined therein), and Bank of America, N.A. as administrative agent.

10.2	Second Lien Credit Agreement date as of June 28, 2024 among Ameresco, inc, certain of ts subsidiaries, the lenders (as defined therein) and Nuveen EIC Administration LLC as administrative agent
99.1	Press Release dated July 1, 2024

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
July 1, 2024	By:	/s/ Spencer Doran Hole
Spencer Doran Hole
Executive Vice President, Chief Financial Officer